AGREEMENT entered into as of the 30th day of September 1999, by and between BuySellBid.com, Inc., a Delaware corporation, formerly known as InXsys Broadcast Networks, Inc. ("BSB") and HomeSeekers.com, Incorporated, a Nevada corporation ("HMSK").


                              W I T N E S S E T H:


         WHEREAS, HMSK is authorized to issue 50,000,000 shares of common stock, $.001 par value per share ("HMSK Common Stock"), of which, 16,030,028 shares are issued and outstanding as of the date hereof; and

         WHEREAS, BSB is authorized to issue 100,000,000 shares of common stock, $.01 par value per share ("BSB Common Stock"), of which, 28,893,844 shares are issued and outstanding as of the date hereof; and

         WHEREAS, HMSK desires to acquire shares of the authorized but unissued shares of BSB Common Stock, upon the terms and conditions hereinafter set forth; and

         WHEREAS, BSB desires to acquire shares of the authorized but unissued shares of HMSK Common Stock, upon the terms and conditions hereinafter set forth; and

         NOW, THEREFORE, in consideration of the promises and covenants herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:


1.       Subscription; Acceptance; Payment; Issuance of Shares.

         1. Subscription. HMSK hereby subscribes to purchase 1,200,000 shares of BSB Common Stock (the "BSB Shares"), for a purchase price of $3,000,000, or $2.50 per share, subject to adjustment as hereinafter provided (the "Purchase Price").

         2. Acceptance. BSB hereby accepts the subscription of HMSK to purchase the BSB Shares.

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

         3. Payment of Purchase Price. The Purchase Price for the BSB Shares shall be paid by the issuance of 250,000 shares of HMSK Common Stock (the "HMSK Shares"). The number of HMSK Shares was determined by (1) dividing 3,000,000, by
(2) $12. Within three business days following the Effective Date of this Agreement (as hereinafter defined), the Purchase Price shall be paid by HMSK and the BSB Shares shall be delivered to HMSK.

         4. Adjustment to Purchase Price. In the event that BSB reduces the purchase price for the shares of BSB Common Stock being offered pursuant to its private placement memorandum dated July 15, 1999 (the "Private Offering"), then the Purchase Price shall be adjusted to reflect the lowest price at which BSB accepts subscriptions in connection with such Private Offering. In connection with any such adjustment, HMSK shall continue to subscribe to purchase shares of BSB Common Stock for a purchase price of $3,000,000, however, the number of BSB Shares to be purchased shall be adjusted to reflect the decreased offering price.

2.       Representations and Warranties Concerning the BSB Shares and the HMSK
Shares.

         1. Representations and Warranties of HMSK Concerning the BSB Shares. HMSK hereby represents and warrants to BSB as follows:

            1. HMSK understands that the BSB Shares have not been registered under the Securities Act of 1933, as amended (the "Act") or the securities laws of any state, in reliance upon exemptions from the registration requirements of the Act and such state laws. The issuance of the BSB Shares has not been passed upon or the merits thereof endorsed or approved by any Federal or state regulatory authority.

            2. HMSK is acquiring the BSB Shares for its own account, for investment purposes only, and not with a view towards the distribution or resale of the BSB Shares except in compliance with applicable Federal and state securities laws. HMSK does not intend to dispose of all or any part of the BSB Shares, except in compliance with the provisions of the Act and applicable state securities laws and understands that the BSB Shares are being issued pursuant to specific exemptions under the provisions of the Act, which exemptions depend, among other things, upon compliance with the provisions of the Act.

            3. HMSK meets all applicable requirements under Federal law to qualify as an "accredited" investor.

            4. HMSK (i) has adequate means of providing for its current financial needs and known contingencies, and has no need for liquidity of its investment in the BSB shares; and (ii) can afford (a) to hold the BSB Shares for an indefinite period of time, as required, and (b) to sustain a complete loss of the entire amount of its investment in the BSB Shares.

            5. HMSK has been afforded the opportunity to ask questions of, and receive answers from, the officers and/or directors of BSB concerning the terms and conditions of this transaction and to obtain any additional information, to the extent that BSB possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information furnished; and has availed itself of such opportunity to the extent it considers it appropriate in order to permit it to evaluate the merits and risks of an investment in the BSB Shares. It is understood that all documents, records and books pertaining to HMSK's investment in the BSB Shares have been made available for inspection, and that the books and records of BSB will be available upon reasonable notice for inspection by representatives of HMSK during reasonable business hours at its principal place of business.

         6. HMSK hereby agrees that the following or similar legend will appear on each certificate evidencing the BSB Shares:

         "These securities have not been registered under the Securities Act of 1933, as amended, or under any state securities laws and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under the Act and any applicable state securities laws, or an opinion of counsel satisfactory to counsel to the issuer that such registration is not required."

         2. Representations and Warranties of BSB Concerning the HMSK Shares. BSB hereby represents and warrants to HMSK as follows:

            1. BSB understands that the HMSK Shares have not been registered under the Securities Act of 1933, as amended (the "Act") or the securities laws of any state, in reliance upon exemptions from the registration requirements of the Act and such state laws. The issuance of the HMSK Shares has not been passed upon or the merits thereof endorsed or approved by any Federal or state regulatory authority.

            2. BSB is acquiring the HMSK Shares for its own account, for investment purposes only, and not with a view towards the distribution or resale of the HMSK Shares except in compliance with applicable Federal and state securities laws. BSB does not intend to dispose of all or any part of the HMSK Shares, except in compliance with the provisions of the Act and applicable state securities laws and understands that the HMSK Shares are being issued pursuant to specific exemptions under the provisions of the Act, which exemptions depend, among other things, upon compliance with the provisions of the Act.

            3. BSB has such knowledge and experience in financial, investment and business matters that it is capable of evaluating the merits and risks of its investment in the HMSK Shares.

            4. BSB (i) has adequate means of providing for its current financial needs and known contingencies, and has no need for liquidity of its investment in the HMSK shares; and (ii) can afford (a) to hold the HMSK Shares for an indefinite period of time, as may be required until the HMSK Shares may be sold in compliance with applicable law, and (b) to sustain a complete loss of the entire amount of its investment in the HMSK Shares.

            5. BSB has been afforded the opportunity to ask questions of, and receive answers from the officers and/or directors of HMSK concerning the terms and conditions of this transaction and to obtain any additional information, to the extent that HMSK possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information furnished; and has availed itself of such opportunity to the extent it considers it appropriate in order to permit it to evaluate the merits and risks of an investment in the HMSK Shares. It is understood that all documents, records and books pertaining to BSB's investment in the HMSK Shares have been made available for inspection, and that the books and records of HMSK will be available upon reasonable notice for inspection by representatives of BSB during reasonable business hours at its principal place of business.

            6. BSB hereby agrees that the following or similar legend will appear on each certificate evidencing the HMSK Shares:

         "These securities have not been registered under the Securities Act of 1933, as amended, or under any state securities laws and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under the Act and any applicable state securities laws, or an opinion of counsel satisfactory to counsel to the issuer that such registration is not required."

3. Representations and Warranties of BSB. BSB represents and warrants to HMSK that the statements contained in this Section 3 are correct and complete as of the date of this Agreement, except as set forth in a disclosure schedule delivered by the BSB to HMSK on the date hereof and initialed by the parties (the "BSB Disclosure Schedule"). The BSB Disclosure Schedule, to the extent required, will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3. All references to BSB shall refer to BSB and each of its consolidated subsidiaries.

         1. Organization, Qualification, and Corporate Power. BSB is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, and is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of BSB. BSB has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

         2. Capitalization. The entire authorized capital stock of BSB consists of (i) 100,000,000 shares of BSB Common Stock, of which 28,893,844 shares are issued and outstanding and (ii) 5,000,000 shares of Preferred Stock, $.01 par value per share, none of which are issued or outstanding. All of the issued and outstanding shares of BSB Common Stock, have been duly authorized, are validly issued, fully paid, and non-assessable, and have not been issued in violation of the preemptive or other rights of BSB's shareholders. Except as set forth in the BSB Disclosure, (1) there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require BSB to issue, sell, or otherwise cause to become outstanding any of its capital stock, (2) there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to BSB, and (3) there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of BSB. The BSB Shares have been duly authorized, and, upon issuance in accordance with the terms and conditions hereof, will be validly issued, fully paid, and non-assessable, and will not have not been issued in violation of the preemptive or other rights of BSB's shareholders.

         3. Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(1) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which BSB is subject or any provision of the charter or bylaws of BSB or (2) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which BSB is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any encumbrance or security interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or encumbrance or security interest would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of BSB or on the ability of the parties to consummate the transactions contemplated by this Agreement. BSB need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of BSB or on the ability of the parties to consummate the transactions contemplated by this Agreement.

         4. Brokers' Fees. BSB has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         5. Title to Assets. Except as otherwise set forth in the BSB Disclosure, BSB has good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the most recent balance sheet ("Most Recent BSB Balance Sheet") included in the BSB Disclosure (as hereinafter defined) or acquired after the date thereof, free and clear of all encumbrances and security interests, except for properties and assets disposed of in the ordinary course of business since the date of the Most Recent BSB Balance Sheet.

         6. Financial Statements. The financial statements of BSB included in the BSB Disclosure consists of (collectively the "BSB Financial Statements"):
(1) audited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flows as of and for the fiscal years ended December 31, 1998 (the "Most Recent Fiscal Year End") and 1997; and (2) unaudited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flows (the "Most Recent BSB Financial Statements") as of and for the six months ended June 30, 1999 (the "Most Recent BSB Fiscal Month End"). The BSB Financial Statements (including the notes thereto) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby and present fairly the consolidated financial condition of BSB as of such dates and the results of operations of BSB for such periods; provided, however, that the Most Recent BSB Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate).

         7. Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent BSB Fiscal Year End, BSB has conducted its operations only in the ordinary course of business, and there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of BSB taken as a whole.

         8. Undisclosed Liabilities. BSB has no material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes), except for
(1) liabilities set forth on the face of the Most Recent BSB Balance Sheet and
(2) liabilities which have arisen after the Most Recent BSB Fiscal Month End in the ordinary course of business.

         9. Legal Compliance. BSB has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply, except where the failure to comply would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of BSB.

         10. Tax Matters. BSB has filed all income tax returns that it was required to file. All such income tax returns were correct and complete in all material respects. All income taxes owed by BSB have been paid. There is no material dispute or claim concerning any income tax liability of BSB claimed or raised by any authority in writing. BSB has not waived any statute of limitations in respect of income taxes or agreed to any extension of time with respect to an income tax assessment or deficiency. BSB is not obligated to make any material payments, or is a party to any agreement that under certain circumstances could obligate it to make any material payments that will not be deductible under Code Section 280G. BSB is not a party to any tax allocation or sharing agreement. BSB is not liable for the taxes of any person under Reg.
Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. The unpaid income taxes of BSB did not, as of the Most Recent BSB Fiscal Month End, exceed by any material amount the reserve for income tax liability (rather than any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the Most Recent BSB Balance Sheet.

         11. Real Property. BSB owns no real property. With respect to any lease for real property to which BSB is a party: (1) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect in all material respects; (2) no party to the lease or sublease is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification, or acceleration thereunder; (3) no party to the lease or sublease has repudiated any material provision thereof; (4) there are no material disputes, oral agreements, or forbearance programs in effect as to the lease or sublease; (5) BSB has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and (6) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including material licenses and permits) required in connection with the operation thereof, and have been operated and maintained in accordance with applicable laws, rules, and regulations in all material respects.

         12. Intellectual Property.

            1. For purposes hereof, "Intellectual Property" shall mean (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (iv) all mask works and all applications, registrations, and renewals in connection therewith, (v) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (vi) all computer software (including data and related documentation), (vii) all other proprietary rights, and (viii) all copies and tangible embodiments thereof (in whatever form or medium).

            2. BSB has not interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of third parties in any material respect, and none of BSB and the directors and officers of BSB has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that BSB must license or refrain from using any Intellectual Property rights of any third party). To the knowledge of BSB and its directors and officers, no third party has interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of BSB in any material respect.

            3. With respect to Intellectual Property owned by BSB: (i) BSB possess all right, title, and interest in and to the item, free and clear of any lien, charge, encumbrance or security interest, license, or other restriction;
(ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge; (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of BSB, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and (iv) BSB has never agreed to indemnify any person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

            4. With respect to any Intellectual Property used by BSB pursuant to license, sublicense, agreement or permission: (i) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect in all material respects; (ii) no party to the license, sublicense, agreement, or permission is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification, or acceleration thereunder; (iii) no party to the license, sublicense, agreement, or permission has repudiated any material provision thereof; and (iv) BSB has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

         13. Tangible Assets. The buildings, machinery, equipment, and other tangible assets that BSB leases are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear).

         14. Contracts. Each material agreement, whether written or oral, to which BSB is a party is identified and described in the BSB Disclosure. With respect to each such agreement: (1) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; (2) no party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (3) no party has repudiated any material provision of the agreement.

         15. Notes and Accounts Receivable. All notes and accounts receivable of BSB are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent BSB Balance Sheet.

         16. Insurance. The assets and operations of BSB are covered by insurance policies providing coverage deemed by BSB to be adequate to compensate it for loss that may be reasonably foreseen. With respect to each policy of insurance: (1) the policy is legal, valid, binding, enforceable, and in full force and effect in all material respects; (2) neither BSB nor any other party to the policy is in material breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification, or acceleration, under the policy; and (3) no party to the policy has repudiated any material provision thereof.

         17. Litigation. Except as set forth in the BSB Disclosure, BSB (1) is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (2) is not a party or, to its knowledge, threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

         18. Employees. BSB is not a party to or bound by any collective bargaining agreement, nor has it experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute. BSB has not committed any material unfair labor practice. BSB has no knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of BSB.

         19. Employee Benefits. With respect to each employee benefit plan maintained by BSB: (1) each such plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws;
(2) all required reports and descriptions (including Form 5500 Annual Reports, summary annual reports, PBGC-l's, and summary plan descriptions) have been timely filed and distributed appropriately with respect to each such Employee Benefit Plan, and the applicable requirements of COBRA have been met in all material respects with respect to each such plan which is an Employee Welfare Benefit Plan; (3) all contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid; (4) all premiums or other required payments for all periods ending on or before the date hereof have been paid.

         20. Guaranties. BSB is not a guarantor or otherwise is responsible for any liability or obligation (including indebtedness) of any other person.

         21. Environment, Health, and Safety Matters. BSB has complied and is in compliance in all material respects, with all environmental, health, and safety requirements. BSB has obtained, has complied, and is in compliance with, in each case in all material respects, all material permits, licenses and other authorizations that are required pursuant to environmental, health, and safety requirements for the occupation of its facilities and the operation of its business. BSB has not received any written or oral notice, report or other information regarding any actual or alleged material violation of environmental, health, and safety requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any material investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under environmental, health, and safety requirements.

         22. Year 2000. None of the computer software, computer firmware, computer hardware (whether general or special purpose) or other similar or related items of automated, computerized or software systems that are material to the businesses of BSB will malfunction, cease to function, generate incorrect data or produce incorrect results when processing, providing or receiving (1) date-related data from, into and between the twentieth and twenty-first centuries or (2) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

         23. Certain Business Relationships With BSB. Except as otherwise set forth in the BSB Disclosure, neither BSB nor any of its affiliates has been involved in any material business arrangement or relationship with BSB within the past 12 months, and no affiliates of BSB own any material asset, tangible or intangible, which is used in the business of any BSB.

         24. Disclosure. BSB hereby acknowledges receipt of the following documents from HMSK:

                  1. Annual Report on Form 10-KSB for the year ended June 30, 1998;

                  2. Quarterly Reports on Form 10-QSB for the quarters ended September 30, 1998, December 31, 1998 and March 31, 1999;

                  3.       Final Prospectus dated April 30, 1999; and

                  4. Annual Report on Form - 10KSB for the year ended June 30, 1999.

The foregoing documents, as well as the representations and warranties of HMSK set forth in this Agreement, are hereinafter referred to as the "HMSK Disclosure".

         25. No Misrepresentations. The BSB Disclosure does not contain a misrepresentation of a material fact or omit to state a material fact necessary in order to make any of the information set forth in the BSB Disclosure not misleading; provided, however, that to the extent a more currently dated document contained in the BSB Disclosure modifies disclosure in a later dated document included in the BSB Disclosure, the disclosure in such later dated document shall control.

4. Representations and Warranties of HMSK. HMSK represents and warrants to BSB that the statements contained in this Section 3 are correct and complete as of the date of this Agreement, except as set forth in a disclosure schedule delivered by the HMSK to BSB on the date hereof and initialed by the parties (the "HMSK Disclosure Schedule"). The HMSK Disclosure Schedule, to the extent required, will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article III. All references to HMSK shall refer to HMSK and each of its consolidated subsidiaries.

         1. Organization, Qualification, and Corporate Power. HMSK is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, and is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of HMSK. HMSK has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

         2. Capitalization. The entire authorized capital stock of HMSK consists of 50,000,000 shares of HMSK Common Stock, 5,000,000 shares of Class A Preferred Stock, $.001 par value per share, 200,000 shares of Class B Preferred Stock, par value $10 per share and 400,000 shares of Class C Preferred Stock, par value $.001 per share. There are currently 16,030,028 shares of HMSK Common stock issued and outstanding and no shares of Class A Preferred Stock, Class B Preferred Stock or Class C Preferred Stock, issued or outstanding. All of the issued and outstanding shares of HMSK Common Stock, have been duly authorized, are validly issued, fully paid, and non-assessable, and have not been issued in violation of the preemptive or other rights of HMSK's shareholders. Except as set forth in the HMSK Disclosure, (1) there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require HMSK to issue, sell, or otherwise cause to become outstanding any of its capital stock,
(2) there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to HMSK, and (3) there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of HMSK. The HMSK Shares have been duly authorized, and, upon issuance in accordance with the terms and conditions hereof, will be validly issued, fully paid, and non-assessable, and will not have not been issued in violation of the preemptive or other rights of HMSK's shareholders.

         3. Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(1) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which HMSK is subject or any provision of the charter or bylaws of HMSK or (2) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which HMSK is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any encumbrance or security interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or encumbrance or security interest would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of HMSK or on the ability of the parties to consummate the transactions contemplated by this Agreement. HMSK need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of HMSK or on the ability of the parties to consummate the transactions contemplated by this Agreement.

         4. Brokers' Fees. HMSK has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         5. Title to Assets. Except as otherwise set forth in the HMSK Disclosure, HMSK has good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the most recent balance sheet ("Most Recent HMSK Balance Sheet") included in the HMSK Disclosure (as hereinafter defined) or acquired after the date thereof, free and clear of all encumbrances and security interests, except for properties and assets disposed of in the ordinary course of business since the date of the Most Recent HMSK Balance Sheet.

         6. Financial Statements. The financial statements of HMSK included in the HMSK Disclosure includes (collectively the "HMSK Financial Statements"): (1) audited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flows as of and for the fiscal years ended June 30, 1999 (the "Most Recent Fiscal Year End") and 1998. The HMSK Financial Statements (including the notes thereto) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby and present fairly the consolidated financial condition of HMSK as of such dates and the results of operations of HMSK for such periods.

         7. Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, HMSK has conducted its operations only in the ordinary course of business, and there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of HMSK taken as a whole.

         8. Undisclosed Liabilities. HMSK has no material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes), except for
(1) liabilities set forth on the face of the Most Recent HMSK Balance Sheet and
(2) liabilities which have arisen after the Most Recent HMSK Fiscal Month End in the ordinary course of business.

         9. Legal Compliance. HMSK has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply, except where the failure to comply would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of HMSK.

         10. Tax Matters. HMSK has filed all income tax returns that it was required to file. All such income tax returns were correct and complete in all material respects. All income taxes owed by HMSK have been paid. There is no material dispute or claim concerning any income tax liability of HMSK claimed or raised by any authority in writing. HMSK has not waived any statute of limitations in respect of income taxes or agreed to any extension of time with respect to an income tax assessment or deficiency. HMSK is not obligated to make any material payments, or is a party to any agreement that under certain circumstances could obligate it to make any material payments that will not be deductible under Code Section 280G. HMSK is not a party to any tax allocation or sharing agreement. HMSK is not liable for the taxes of any person under Reg.
Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. The unpaid income taxes of HMSK did not, as of the Most Recent HMSK Fiscal Month End, exceed by any material amount the reserve for income tax liability (rather than any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the Most Recent Balance Sheet.

         11. Contracts. Each material agreement, whether written or oral, to which HMSK is a party is identified and described in the HMSK Disclosure. With respect to each such agreement: (1) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; (2) no party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (3) no party has repudiated any material provision of the agreement.

         12. Litigation. Except as set forth in the HMSK Disclosure, HMSK (1) is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (2) is not a party or, to its knowledge, threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

         13. Year 2000. None of the computer software, computer firmware, computer hardware (whether general or special purpose) or other similar or related items of automated, computerized or software systems that are material to the businesses of HMSK will malfunction, cease to function, generate incorrect data or produce incorrect results when processing, providing or receiving (1) date-related data from, into and between the twentieth and twenty-first centuries or (2) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

         14. Disclosure. HMSK hereby acknowledges receipt of the following documents from BSB:

            1. Private Placement Memorandum dated July 15, 1999;

            2. Supplement to Private Placement Memorandum dated August 17, 1999;

            3. Unaudited Financial Statements of BSB as of June 30, 1999; and

            4. Articles of Incorporation, as amended, and By-Laws, as amended, of BSB.

The foregoing documents, as well as the representations and warranties of BSB set forth in this Agreement, are hereinafter referred to as the "BSB Disclosure".

         15. No Misrepresentations. The HMSK Disclosure does not contain a misrepresentation of a material fact or omit to state a material fact necessary in order to make any of the information set forth in the HMSK Disclosure not misleading; provided, however, that to the extent a more currently dated document contained in the HMSK Disclosure modifies disclosure in a later dated document included in the HMSK Disclosure, the disclosure in such later dated document shall control.

5.       Covenants.

         1. Mutual Covenants. Promptly following the date hereof, the Chief Executive Officer of BSB, or other designee of BSB reasonably acceptable to HMSK, shall be appointed to the Board of Directors of HMSK. Thereafter, and for a period of 18 months from the Effective Date of this Agreement, at each meeting of shareholders of HMSK at which directors are elected, HMSK shall include the designee of BSB on management's slate of nominees for election to HMSK's Board of Directors. Promptly following the date hereof, the Chief Technology Officer of HMSK, or other designee of HMSK reasonably acceptable to BSB shall be appointed to the Board of Directors of BSB. Thereafter, and for a period of 18 months from the Effective Date of this Agreement, at each meeting of shareholders of BSB at which directors are elected, BSB shall include the designee of HMSK on management's slate of nominees for election to BSB's Board of Directors.

         2. Covenants of BSB.

         1. In addition to the rights granted to HMSK pursuant to this Agreement, HMSK shall be entitled to all of the voting, registration and other rights afforded to investors in BSB's Private Offering.

            2. Following registration of the HMSK Shares being issued to BSB pursuant to this Agreement, BSB hereby covenants and agrees that it will limit the number of HMSK Shares it sells during any trading day to no more than 25% of the trading volume of shares of HMSK Common Stock during the preceding trading day. The daily number of shares that may be sold by BSB includes all other shares of HMSK Common Stock that are publicly sold by BSB on such day.

            3. BSB shall furnish such information as may reasonably be requested by HMSK in order to enable it to register the HMSK Shares as contemplated below. BSB shall comply with all applicable securities laws in connection with any resale of the HMSK Shares by it.

            4. BSB understands that HMSK Common Stock is a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). BSB hereby covenants and agrees that it will file with the SEC and other applicable regulatory authorities, all reports and other information required to be filed by it in connection with its acquisition and/or disposition of the HMSK Shares.

            5. BSB hereby agrees to fulfill its obligations to register the BSB Shares in accordance with the Registration Rights Agreement signed on September 23, 1999.

            6. BSB hereby agrees that it will not vote the HMSK Shares, or any other shares of HMSK Common Stock the vote of which is controlled by BSB, in favor of any business combination involving HMSK that has not been endorsed by the Board of Directors of HMSK.

         3. Covenants of HMSK.

            1. On or prior to January 31, 2000, HMSK agrees to file a registration statement on Form S-3 under the Act, or, in the event Form S-3 is not available to HMSK, then on another applicable form, for the purpose of registering the HMSK Shares under the Act, for resale by BSB. HMSK agrees to use its reasonable best efforts to cause such registration statement to become effective as soon thereafter as is practicable. The costs of preparing and filing such registration statement shall be borne by HMSK. Resale of the HMSK Shares shall be subject to BSB's covenant set forth in Section V(B)(2), above.

            2. HMSK agrees to be bound by restrictions on resale imposed on all other shareholders of BSB in connection with any underwritten offering by BSB covered by the registration statement which includes the BSB Shares; provided, however, that BSB shall maintain the effectiveness of such registration statement for a period of at least nine months following the termination of any such restriction on resale. 1.

            3. HMSK hereby agrees that it will not vote the BSB Shares, or any other shares of BSB Common Stock the vote of which is controlled by HMSK, in favor of any business combination involving BSB that has not been endorsed by the Board of Directors of BSB.


6.       Indemnification.

         1. Indemnification by BSB. Subject to the provisions of subsection 3 hereof, BSB hereby indemnifies and holds harmless HMSK and its officers, directors, employees, representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with: (1) any breach of any representation or warranty made by BSB in this Agreement or any other agreement, certificate or document delivered by BSB pursuant to this Agreement; (2) any breach by BSB of any of its covenants or obligations in this Agreement or in any other agreement, document or certificate delivered by BSB pursuant to this Agreement; and/or (3) any claim by any person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such person with BSB (or any person acting on its behalf) in connection with any of the transactions contemplated hereby.

         2. Indemnification by HMSK. HMSK hereby indemnifies and holds harmless the BSB and its officers, directors, employees, representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any Damages arising, directly or indirectly, from or in connection with (1) any breach of any representation or warranty made by HMSK in this Agreement or in any agreement, certificate or document delivered by HMSK pursuant to this Agreement, (2) any breach by HMSK of any covenant or obligation of HMSK in this Agreement or in any other agreement, document or certificate contemplated by this Agreement, or (3) any claim by any person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such person with HMSK (or any person acting on its behalf) in connection with any of the transactions contemplated hereby.

         3. Time Limitations. No party to this Agreement shall have any liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the date hereof, unless notice of any such liability is provided on or before twelve (12) months from the date hereof.

         4. Basket. Notwithstanding any conflicting or inconsistent provisions hereof, BSB shall not be liable in damages, indemnity or otherwise to HMSK in respect of the inaccuracy or breach of any representations, warranties, covenants or agreements herein, until such time as the Damages to HMSK, singularly or in the aggregate, exceed the sum of $15,000, at which time BSB shall be liable for the full amount of HMSK's Damages. Notwithstanding any conflicting or inconsistent provisions hereof, HMSK shall not be liable in damages, indemnity or otherwise to the BSB in respect to the inaccuracy or breach of any representations, warranties, covenants or agreements herein, until such time as the Damages to BSB, singularly or in the aggregate, exceed the sum of $15,000, at which time HMSK shall be liable for the full amount of BSB's Damages.

7.       Miscellaneous.

         1. Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing for a period of one year.

         2. No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         3. Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         4. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

         5. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         6. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         7. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be addressed to the intended recipient as set forth below:

                  If to BSB:        BuySellBid.com, Inc.
                                    921 14th Avenue
                                    Longview, WA 98632
                                    Facsimile No.: (360) 425-3419
                                    Attention: Jay Shepard and Gene Hill


                  If to HMSK:       HomeSeekers.com, Incorporated
                                    6490 S. McCarran Blvd., Suite D-28
                                    Reno, Nevada 89509
                                    Facsimile No.: (775) 827-8182
                                    Attention: Greg Costley and Jim Dykstra

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using United States Mail, personal delivery, expedited courier, messenger service or facsimile, and such notice, request, demand, claim, or other communication shall be deemed to have been duly given (i) three days following delivery to an authorized United States Postal Office receptacle, (ii) upon facsimile transmission, provided that electronic confirmation of receipt is retained by the transmitting party, or (iii) upon receipt, if by personal delivery, courier or messenger service. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

         8. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada. The parties further: (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in any court of competent jurisdiction within the County of Washoe, State of Nevada or in the United States District Court for the District of Nevada, Northern Division, (ii) waive any objection that they may have now or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consent to the in personam jurisdiction of any court of competent jurisdiction within the County of Washoe, State of Nevada, and the United States District Court for the District of Nevada, Northern District in any such suit, action or proceeding. The parties each further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in a court of competent jurisdiction within the County of Washoe, State of Nevada or in the United States District Court for the District of Nevada, Northern Division, and that service of process upon the parties mailed by certified mail to their respective addresses shall be deemed in every respect effective service of process upon the parties, in any action or proceeding.

         9. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         10. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         11. Expenses. Each of the Buyer and the Seller will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         12. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

         13. Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                              BuySellBid.com, Inc.


                                              By:_______________________________
                                              Name: Jay Shepard
                                              Its: Chief Executive Officer

                                              HomeSeekers.com, Incorporated


                                              By:_______________________________
                                              Name: Greg Costley
                                              Its: Chief Executive Officer